LIST OF SUBSIDIARIES OF THE COMPANY

EXHIBIT 21.1

Name of Entity	Jurisdiction

Cognizant Technology Solutions Argentina S.R.L.	Argentina
Cognizant Technology Solutions Australia Pty Ltd.	Australia
marketRx Pty Ltd.	Australia
PIPC Pty Ltd.	Australia
Cognizant Technology Solutions Austria GmbH	Austria
Cognizant Technology Solutions Belgium SA	Belgium
Cognizant Serviços de Tecnologia e Software do Brasil S/A.	Brazil
Cognizant Technology Solutions Canada, Inc	Canada
Cognizant Technology Solutions (Shanghai) Co., Ltd.	China
Cognizant Technology Solutions Cyprus Limited	Cyprus
Cognizant Technology Solutions s.r.o	Czech Republic
Cognizant Technology Solutions Denmark ApS	Denmark
Cognizant Technology Solutions Finland Oy	Finland
Cognizant Technology Solutions France S.A.	France
Cognizant Technology Solutions GmbH	Germany
Cognizant Technology Solutions Hong Kong Ltd.	Hong Kong SAR
PIPC (Hong Kong) Limited	Hong Kong SAR
Cognizant Technology Solutions Hungary Kft	Hungary
Cognizant Technology Solutions India Pvt. Limited	India
Ygyan Consulting Private Ltd.	India
Cognizant Technology Services Private Limited	India
Cognizant Global Services Private Limited	India
Excellence Data Research Private Limited	India
Cognizant Technology Solutions Ireland Limited	Ireland
Cognizant Technology Solutions Isle of Man Limited	Isle of Man
Cognizant Technology Solutions Italia, S.p.A.	Italy
Cognizant Japan KK	Japan
Cognizant Technology Solutions Jersey Limited	Jersey
Cognizant Business Services Limited	Jersey
Cognizant Technology Solutions Luxembourg S.A.R.L.	Luxembourg
Ygyan Consulting Private SDN BHD	Malaysia
CogDev Malaysia SDN BHD	Malaysia
Cognizant Technology Solutions Ltd.	Mauritius
Cognizant (Mauritius) Development Limited	Mauritius
Cognizant (Mauritius) Ltd.	Mauritius
Cognizant Technology Solutions de Mexico S.A. de C.V.	Mexico
Cognizant Technology Solutions New Zealand Limited	New Zealand
Cognizant Technology Solutions Norway AS	Norway
Cognizant Technology Solutions Philippines, Inc.	Philippines
Medicall Philippines Inc.	Philippines
Cognizant Technology Solutions Poland sp. z o.o.	Poland
Cognizant Technology Solutions Portugal, Unipessoal LDA	Portugal
Cognizant Technology Solutions Saudi LLC	Saudi Arabia
Cognizant Technology Solutions Asia Pacific Pte Ltd.	Singapore
PIPC Pte Limited	Singapore
Cognizant Technology Solutions Slovakia, s.r.o.	Slovakia
Cognizant Technology Solutions South Africa (Pty) Ltd.	South Africa
Cognizant Technology Solutions Spain S.L.	Spain

Name of Entity	Jurisdiction
Cognizant Technology Solutions Sweden AB	Sweden
CogDev Solutions AB	Sweden
Cognizant Technology Solutions AG	Switzerland
Cognizant Technology Solutions (Thailand) Co., Ltd.	Thailand
Cognizant Technology Solutions Benelux B.V.	The Netherlands
Cognizant Technology Solutions B.V.	The Netherlands
Cognizant Technology Solutions (Netherlands) B.V.	The Netherlands
Cognizant Technology Solutions (T&T) Limited	Trinidad and Tobago
Cognizant Technology Solutions UK Limited	United Kingdom
marketRx (UK) Limited	United Kingdom
PIPC Global Holding Company Limited	United Kingdom
PIPC (UK) Limited	United Kingdom
Cognizant Technology Solutions Global Services Limited	United Kingdom
Cognizant Technology Solutions U.S. Corporation	United States
CSS Investment LLC	United States
Cognizant Technology Solutions Overseas Corporation	United States
marketRx Inc.	United States
Cognizant Technology Solutions Holdings LLC	United States
Cognizant Technology Solutions Americas Corporation	United States
Cognizant Technology Solutions Services, LLC	United States
Cognizant Business Services Corporation	United States
Cognizant Domestic Holdings Corporation	United States
Medicall, Inc.	United States